CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption  "Experts" in
the  Registration   Statement  (Form  S-3 No. 333-22937)  and  related
Prospectus of Cintas Corporation for the registration of 94,096 shares of its common stock and to the incorporation by reference therein of our
report dated July 8, 1996, with respect  to  the  consolidated   financial
statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1996 and the related financial schedule included therein, filed with the Securities and Exchange Commission.




                                           ERNST & YOUNG LLP



Cincinnati, Ohio
April 16, 1997